                                                                    EXHIBIT 99.4

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                         ATHENA VENTURES PARENT, INC.,

                     ATHENA VENTURES ACQUISITION SUB, INC.

                                      AND

                            STUDENT ADVANTAGE, INC.

                         DATED AS OF NOVEMBER 18, 2003
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                               TABLE OF CONTENTS

                                                                      PAGE
                                                                      ----
ARTICLE I THE MERGER................................................    1
  1.1   Effective Time of the Merger................................    1
  1.2   Closing.....................................................    2
  1.3   Effects of the Merger.......................................    2
  1.4   Directors and Officers......................................    2
  1.5   Subsequent Actions..........................................    2
ARTICLE II CONVERSION OF SECURITIES.................................    3
  2.1   Conversion of Capital Stock.................................    3
  2.2   Exchange of Certificates....................................    3
  2.3   Dissenting Shares...........................................    5
ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........    6
  3.1   Organization, Standing and Power; Subsidiaries..............    6
  3.2   Capitalization..............................................    7
  3.3   Authority; No Conflict; Required Filings and Consents.......    8
  3.4   SEC Filings; Financial Statements; Information Provided.....   10
  3.5   No Undisclosed Liabilities..................................   12
  3.6   Absence of Certain Changes or Events........................   12
  3.7   Taxes.......................................................   12
  3.8   Owned and Leased Real Properties............................   12
  3.9   Intellectual Property.......................................   13
  3.10  Agreements, Contracts and Commitments.......................   14
  3.11  Litigation..................................................   14
  3.12  Employee Benefit Plans......................................   14
  3.13  Compliance With Laws........................................   15
  3.14  Labor Matters...............................................   16
  3.15  Opinion of Financial Advisor................................   16
  3.16  Section 203 of the DGCL Not Applicable......................   16
  3.17  Brokers; Schedule of Fees and Expenses......................   16
ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE BUYER AND THE
  TRANSITORY SUBSIDIARY.............................................   17
  4.1   Organization, Standing and Power............................   17
  4.2   Authority; No Conflict; Required Filings and Consents.......   17
  4.3   SEC Filings; Financial Statements; Information Provided.....   18
  4.4   Operations of the Transitory Subsidiary.....................   19
ARTICLE V CONDUCT OF BUSINESS.......................................   19
  5.1   Covenants of the Company....................................   19
ARTICLE VI ADDITIONAL AGREEMENTS....................................   22
  6.1   No Solicitation.............................................   22
  6.2   Proxy Statement; Schedule 13E-3.............................   25
  6.3   Access to Information.......................................   25
  6.4   Company Stockholders Meeting................................   26
  6.5   Legal Conditions to the Merger..............................   27
  6.6   Public Disclosure...........................................   27

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
                                                                      PAGE
                                                                      ----
  6.7   Options; Warrants and Stock Plans...........................   27
  6.8   Stockholder Litigation......................................   28
  6.9   Indemnification.............................................   28
  6.10  Notification of Certain Matters.............................   29
  6.11  Exemption from Liability Under Section 16(b)................   29
  6.12  338(h)(10) Election.........................................   30
  6.13  SEC Filings.................................................   30
ARTICLE VII CONDITIONS TO MERGER....................................   30
  7.1   Conditions to Each Party's Obligation To Effect the
        Merger......................................................   30
  7.2   Additional Conditions to Obligations of the Buyer and the
        Transitory Subsidiary.......................................   30
  7.3   Additional Conditions to Obligations of the Company.........   32
ARTICLE VIII TERMINATION AND AMENDMENT..............................   32
  8.1   Termination.................................................   32
  8.2   Effect of Termination.......................................   34
  8.3   Fees and Expenses...........................................   34
  8.4   Amendment...................................................   35
  8.5   Extension; Waiver...........................................   35
ARTICLE IX MISCELLANEOUS............................................   35
  9.1   Nonsurvival of Representations and Warranties...............   36
  9.2   Notices.....................................................   36
  9.3   Entire Agreement............................................   37
  9.4   No Third Party Beneficiaries................................   37
  9.5   Assignment..................................................   37
  9.6   Severability................................................   37
  9.7   Counterparts and Signature..................................   38
  9.8   Interpretation..............................................   38
  9.9   Governing Law...............................................   38
  9.10  Remedies....................................................   38
  9.11  WAIVER OF JURY TRIAL........................................   39
  9.12  No Recourse to Officers, Directors or Stockholders of the
        Buyer.......................................................   39

                                       A-ii
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                             TABLE OF DEFINED TERMS

                                                               REFERENCE IN
TERMS                                                            AGREEMENT
-----                                                         ---------------
Acquisition Proposal                                          Section 6.1(b)
Affiliate                                                     Section 3.2(c)
Agreement                                                     Preamble
Alternative Acquisition Agreement                             Section 6.1(b)
Buyer                                                         Preamble
Buyer Disclosure Schedule                                     Article IV
Buyer Material Adverse Effect                                 Section 4.1
Certificate of Merger                                         Section 1.1
Certificates                                                  Section 2.2(b)
Closing                                                       Section 1.2
Closing Date                                                  Section 1.2
Code                                                          Section 2.2(f)
Company                                                       Preamble
Company Acquisition Transaction                               Section 6.1(b)
Company Balance Sheet                                         Section 3.4(b)
Company Board                                                 Preamble
Company Common Stock                                          Section 2.1(b)
Company Disclosure Schedule                                   Article III
Company Employee Plans                                        Section 3.12(a)
Company Intellectual Property                                 Section 3.9(b)
Company Leases                                                Section 3.8
Company Material Adverse Effect                               Section 3.1(a)
Company Material Contracts                                    Section 3.10(a)
Company Preferred Stock                                       Section 3.2(a)
Company Required Statutory Approvals                          Section 3.3(c)
Company SEC Reports                                           Section 3.4(a)
Company Stock Options                                         Section 6.7(a)
Company Stock Plans                                           Section 6.7(a)
Company Stockholder Approval                                  Section 3.3(a)
Company Stockholders Meeting                                  Section 3.4(c)
Company Voting Proposal                                       Section 3.3(a)
Company Warrants                                              Section 6.7(b)
DGCL                                                          Preamble
Dissenting Shares                                             Section 2.3(a)
Effective Time                                                Section 1.1
Environmental Law                                             Section 3.13
ERISA                                                         Section 3.12(a)
Exchange Act                                                  Section 3.3(c)
Exchange Agent                                                Section 2.2(a)
Exchange Fund                                                 Section 2.2(a)
GAAP                                                          Section 3.4(b)
Governmental Entity                                           Section 3.3(c)

                                      A-iii
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
                                                               REFERENCE IN
TERMS                                                            AGREEMENT
-----                                                         ---------------
Indemnified Parties                                           Section 6.9(a)
Insurance Policies                                            Section 3.15
Liens                                                         Section 3.2(e)
Luminary Capital                                              Section 3.15
Merger                                                        Preamble
Merger Consideration                                          Section 2.1(c)
NASD                                                          Section 6.4(a)
OCSN Transaction                                              Preamble
Option Consideration                                          Section 6.7(a)
Ordinary Course of Business                                   Section 3.2(d)
Outside Date                                                  Section 8.1(b)
Proxy Statement                                               Section 3.4(c)
Representatives                                               Section 6.1(a)
SEC                                                           Section 3.3(c)
Securities Act                                                Section 3.2(d)
Schedule 13E-3                                                Section 3.4(c)
Special Committee                                             Preamble
Subsidiary                                                    Section 3.1(b)
Surviving Corporation                                         Section 1.3
Tax Returns                                                   Section 3.7(a)
Taxes                                                         Section 3.7(a)
Third Party Intellectual Property                             Section 3.9(b)
Transitory Subsidiary                                         Preamble
Warrant Consideration                                         Section 6.7(b)

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of November 18, 2003, is by and among Athena Ventures Parent, Inc., a Delaware corporation (the "Buyer"), Athena Ventures Acquisition Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Buyer (the "Transitory Subsidiary"), and Student Advantage, Inc., a Delaware corporation (the "Company").

     WHEREAS, the Board of Directors of the Buyer deems it advisable and in the best interest of the stockholders of the Buyer to acquire the Company, upon the terms and subject to the terms and conditions set forth herein;

     WHEREAS, the sole stockholder of each of Buyer and Transitory Subsidiary have approved this Agreement and the transactions contemplated hereby;

     WHEREAS, the Board of Directors of the Company (the "Company Board"), acting upon the recommendation of a special committee of the Company Board comprised of independent directors of the Company (the "Special Committee"), has, in light of the terms and conditions set forth herein, (i) determined that the Merger (as defined below) is fair to the stockholders of the Company and in the best interests of such stockholders and (ii) approved and adopted this Agreement and the transactions contemplated hereby and resolved to recommend that the stockholders of the Company approve and adopt this Agreement;

     WHEREAS, the Company has, simultaneous with the execution of this Agreement, entered into an asset purchase agreement with NCSN, Inc. for the sale of the Company's OCSN division (the "OCSN Transaction");

     WHEREAS, the acquisition of the Company shall be effected through a merger (the "Merger") of the Transitory Subsidiary with and into the Company in accordance with the terms of this Agreement and the General Corporation Law of the State of Delaware (the "DGCL"), as a result of which the Company shall become a wholly owned subsidiary of the Buyer;

     NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the Buyer, the Transitory Subsidiary and the Company agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1 Effective Time of the Merger. Subject to the provisions of this Agreement, prior to the Closing, the Buyer shall prepare, and on the Closing Date or as soon as practicable thereafter the Buyer shall cause to be filed with the Secretary of State of the State of Delaware, a certificate of merger (the "Certificate of Merger") in such form as is required by, and executed by the Surviving Corporation in accordance with, the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as is established by the Buyer and the Company and set forth in the Certificate of Merger (the "Effective Time").

     1.2 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m., Eastern time, on a date to be specified by the Buyer and the Company (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VII (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, unless another date, place or time is agreed to in writing by the Buyer and the Company.

     1.3 Effects of the Merger. At the Effective Time (i) the separate existence of the Transitory Subsidiary shall cease and the Transitory Subsidiary shall be merged with and into the Company (the Company following the Merger is sometimes referred to herein as the "Surviving Corporation"), (ii) the certificate of incorporation of the Company as in effect on the date of this Agreement shall be amended so that Article FOURTH of such certificate of incorporation reads in its entirety as follows: "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 3,000, all of which shall consist of common stock, $.01 par value per share," and, as so amended, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation, until further amended in accordance with the DGCL and (iii) the by-laws of the Transitory Subsidiary as in effect immediately prior to the Effective Time shall be amended to change all references to the name of the Transitory Subsidiary to refer to the name of the Company, and, as so amended, such by-laws shall be the by-laws of the Surviving Corporation, until further amended in accordance with the DGCL. The Merger shall have the effects set forth in Section 259 of the DGCL.

     1.4 Directors and Officers. The directors and officers of the Transitory Subsidiary immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

     1.5 Subsequent Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of, and assume the liabilities of, either of the Company or Transitory Subsidiary acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Transitory Subsidiary, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in, and the assumption of the liabilities of, the Surviving Corporation or otherwise to carry out this Agreement.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

     2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of the capital stock of the Company or capital stock of the Transitory Subsidiary:

          (a) Each share of the common stock of the Transitory Subsidiary issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, $.01 par value per share, of the Surviving Corporation.

          (b) All shares of common stock, $.01 par value per share, of the Company ("Company Common Stock") that are owned by the Company as treasury stock or by any wholly owned Subsidiary of the Company and any shares of Company Common Stock owned by the Buyer, the Transitory Subsidiary or any other wholly owned Subsidiary of the Buyer immediately prior to the Effective Time shall be cancelled and shall cease to exist and no Merger Consideration or other consideration shall be delivered in exchange therefor.

          (c) Subject to Section 2.2, each share of Company Common Stock (other than (i) Dissenting Shares and (ii) shares to be cancelled in accordance with Section 2.1(b)) issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive $1.05 cash (the "Merger Consideration"), payable to the holder thereof, without any interest thereon. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration in consideration therefor upon surrender of such Certificate (as defined below) or otherwise upon compliance with Section 2.2.

          (d) The Merger Consideration shall be adjusted to reflect fully the effect of any reclassification, stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Common Stock), reorganization, recapitalization or other like change with respect to Company Common Stock occurring (or for which a record date is established) after the date hereof and prior to the Effective Time.

     2.2 Exchange of Certificates. The procedures for exchanging outstanding shares of Company Common Stock for Merger Consideration pursuant to the Merger are as follows:

          (a) Exchange Agent. As of the Effective Time, the Buyer shall deposit with the Buyer's transfer agent or a bank or trust company designated by the Buyer prior to mailing of the Proxy Statement (as defined below) and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of the Company Common Stock, for exchange in accordance with this Section 2.2, through the Exchange Agent, cash in an amount sufficient to make payments of the Merger Consideration for all shares of Company Common Stock outstanding as of the Effective Time (the "Exchange Fund").

          (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates")
     (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Buyer may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Buyer, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor (subject to any taxes required to be withheld) the Merger Consideration payable pursuant to Section 2.1(c), and the Certificate so surrendered shall immediately be cancelled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, the Merger Consideration payable pursuant to Section 2.1(c) may be paid to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration payable pursuant to Section 2.1(c) as contemplated by this Section 2.2.

          (c) No Further Ownership Rights in Company Common Stock. The Merger Consideration paid upon the surrender for payment of Certificates in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and payment of the Merger Consideration payable in respect thereof shall be delivered to the holder thereof as provided in this Article II.

          (d) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of Company Common Stock for 180 days after the Effective Time shall be delivered to the Buyer, upon demand, and any holder of Company Common Stock who has not previously complied with this Section 2.2 shall thereafter look only to the Buyer, as a general unsecured creditor, for payment of its claim for Merger Consideration.

          (e) No Liability. To the extent permitted by applicable law, none of the Buyer, the Transitory Subsidiary, the Company, the Surviving Corporation or the Exchange Agent shall be liable to any holder of shares of Company Common Stock for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to one year after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration payable to the holder of such Certificate pursuant to this Article II would otherwise escheat to or become the property of any Governmental Entity), any such Merger Consideration in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          (f) Withholding Rights. Each of the Buyer and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as it reasonably determines that it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any other applicable provision of law. To the extent that amounts are so withheld by the Surviving Corporation or the Buyer, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or the Buyer, as the case may be.

          (g) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

     2.3  Dissenting Shares.

     (a) To the extent applicable, Dissenting Shares shall not be converted into or represent the right to receive the Merger Consideration unless such Company stockholder shall have forfeited his, her or its right to appraisal under the Delaware General Corporation Law or properly withdrawn his, her or its demand for appraisal. If such Company stockholder has so forfeited or withdrawn his, her or its right to appraisal of Dissenting Shares, then, (i) as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Merger Consideration payable in respect of such Company Common Stock pursuant to Section 2.1(c), and (ii) promptly following the occurrence of such event, the Buyer or the Surviving Corporation shall deliver to such Company stockholder a payment representing the Merger Consideration to which such holder is entitled pursuant to Section 2.1(c). For purposes of this Agreement, "Dissenting Shares" shall mean shares of Company Common Stock held as of the Effective Time by a stockholder of the Company who has not voted such shares of Company Common Stock in favor of the adoption of this Agreement and with respect to which appraisal shall have been duly demanded and perfected in accordance with Section 262 of the Delaware General Corporation Law and not effectively withdrawn or forfeited prior to the Effective Time.

     (b) The Company shall give the Buyer (i) prompt notice of any written demands for appraisal of any Company Common Stock, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the Delaware General Corporation Law. The Company shall not, except with the prior written consent of the Buyer, make any payment with respect to any demands for appraisal of Company Shares or offer to settle or settle any such demands. Any amounts paid to a holder pursuant to a right of appraisal will be paid by the Surviving Corporation in accordance with the DGCL.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Buyer and the Transitory Subsidiary that the statements contained in this Article III are true and correct, except as expressly set forth herein or in the disclosure schedule delivered by the Company to the Buyer and the Transitory Subsidiary on or before the date of this Agreement (the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article III and the disclosure in any paragraph shall qualify (1) the corresponding paragraph in this Article III and (2) the other paragraphs in this Article III only to the extent that it is clear from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

     3.1  Organization, Standing and Power; Subsidiaries.

     (a) Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that have not had, and are not reasonably likely to have a Company Material Adverse Effect. For purposes of this Agreement, the term "Company Material Adverse Effect" means any material adverse change, event, circumstance or development with respect to, or material adverse effect on (i) the business, assets, liabilities, capitalization, condition (financial or other), or results of operations of the Company and its Subsidiaries, taken as a whole or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement. For the avoidance of doubt, the parties agree that the terms "material", "materially" or "materiality" as used in this Agreement with an initial lower case "m" shall have their respective customary and ordinary meanings, without regard to the meanings ascribed to Company Material Adverse Effect in the prior sentence of this paragraph or Buyer Material Adverse Effect in Section 4.1.

     (b) Neither the Company nor any of its Subsidiaries directly or indirectly owns any equity, membership, partnership or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity, membership, partnership or similar interest in, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated (other than a wholly owned Subsidiary of the Company or a wholly owned Subsidiary thereof), and neither the Company, nor any of its Subsidiaries, has, at any time, been a general partner or managing member of any general partnership, limited partnership, limited liability company or other entity. As used in this Agreement, the term "Subsidiary" means, with respect to a party, any corporation, partnership, joint venture, limited liability company or other business association or entity, whether incorporated or unincorporated, of which (i) such party or any other Subsidiary of such party is a general partner or a managing member (excluding partnerships, the general partnership interests of which are held by such party and/or one or more of its Subsidiaries do not have a majority of the voting interest in such partnership),
(ii) such party and/or one or more of its Subsidiaries holds voting power to elect a majority of the board of directors or other governing body performing similar functions, or (iii) such party and/or one or more of its Subsidiaries, directly or indirectly, owns or controls more than 50% of the equity, membership, partnership or similar interests.

     3.2  Capitalization.

     (a) The authorized capital stock of the Company consists of 1,000,000 shares of Company Common Stock and 100,000 shares of preferred stock, $.01 par value per share ("Company Preferred Stock"). The rights and privileges of each class of the Company's capital stock are as set forth in the Company's certificate of incorporation. As of October 13, 2003, (i) 537,309 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held in the treasury of the Company or by Subsidiaries of the Company, and (iii) no shares of the Company Preferred Stock were issued or outstanding.

     (b) Section 3.2(b) of the Company Disclosure Schedule lists the number of shares of Company Common Stock reserved for future issuance pursuant to Company Stock Options granted and outstanding as of the date of this Agreement and the Company Stock Plans or other arrangements under which such Company Stock Options were granted and sets forth a complete and accurate list of all holders of outstanding Company Stock Options under the Company Stock Plans, indicating with respect to each Company Stock Option, the number of shares of Company Common Stock subject to such Company Stock Option and the exercise price, the date of grant, vesting schedule and the expiration date thereof, including the extent to which any vesting has occurred as of the date of this Agreement. Section 3.2(b) of the Company Disclosure Schedule shows the number of shares of Company Common Stock reserved for future issuance pursuant to Company Warrants or other outstanding rights (other than Company Stock Options) to purchase shares of Company Common Stock outstanding as of the date of this Agreement and the agreement or other document under which such Company Warrants or such other rights were granted and sets forth a complete and accurate list of all holders of Company Warrants or such other rights indicating the number and type of shares of Company Common Stock subject to each Company Warrant or such other rights, and the exercise price, the date of grant and the expiration date thereof.

     (c) Except (x) as set forth in this Section 3.2 and (y) as reserved for future grants under Company Stock Plans, (i) there are no equity securities of any class of the Company or any of its Subsidiaries (other than equity securities of any such Subsidiary that are directly or indirectly owned by the Company), or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound obligating the Company or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock or other equity interests of the Company or any of its Subsidiaries or any security or rights convertible into or exchangeable or exercisable for any such shares or other equity interests, or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. Neither the Company nor any of its Subsidiaries has outstanding any stock appreciation rights, phantom stock, performance based rights or similar rights or obligations. There are no obligations, contingent or otherwise, of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or the capital stock of the Company or any of its Subsidiaries or any other securities of the Company or any of its Subsidiaries, or to provide funds to or make any material investment (in the form of a loan, capital contribution or otherwise) in the Company or any Subsidiary of the Company or any other entity, other than guarantees of bank obligations of Subsidiaries of the Company entered into in the ordinary course of business consistent with past practice (the "Ordinary Course of Business") and listed in Section 3.2(c) of the Company Disclosure Schedule. Neither the Company nor any of its Affiliates is a party to or is bound by any, and to the knowledge of the Company, there are no, agreements or understandings with respect to the voting (including voting trusts and proxies) or sale or transfer (including agreements imposing transfer restrictions) of any shares of capital stock or other equity interests of the Company or any of its Subsidiaries. For purposes of this Agreement, the term "Affiliate" when used with respect to any party shall mean any person who is an "affiliate" of that party within the meaning of Rule 405 promulgated under the Securities Act of 1933, as amended (the "Securities Act"). There are no registration rights, and there is no rights agreement, "poison pill" anti-takeover plan or other agreement or understanding to which the Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of the Company or any of its Subsidiaries or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries.

     (d) All outstanding shares of Company Common Stock are, and all shares of Company Common Stock subject to issuance as specified in Section 3.2(b) above, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be, duly authorized, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Company's certificate of incorporation or by-laws or any agreement to which the Company is a party or is otherwise bound.

     (e) All of the outstanding shares of capital stock and other equity securities or interests of each of the Company's Subsidiaries are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights and all such shares are owned, of record and beneficially, by the Company or another Subsidiary of the Company free and clear of all mortgages, security interests, pledges, liens, charges or encumbrances of any nature ("Liens") and agreements in respect of, or limitations on, the Company's voting rights.

     3.3  Authority; No Conflict; Required Filings and Consents.

     (a) The Company has all requisite corporate power and authority to enter into this Agreement and, subject only to the adoption of this Agreement and the approval of the Merger (the "Company Voting Proposal") by the Company's stockholders under the DGCL (the "Company Stockholder Approval"), to consummate the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, (x) the transactions contemplated hereby have been duly recommended by the Special Committee and (y) the Company Board, at a meeting duly called and held, duly (i) determined that the Merger is fair and in the best interests of the Company and its stockholders, (ii) adopted this Agreement in accordance with the provisions of the DGCL, (iii) directed that this Agreement and the Merger be submitted to the stockholders of the Company for their adoption and approval and resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement and the approval of the Merger, and (iv) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any state takeover law or similar law that might otherwise apply to the Merger and any other transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all necessary corporate action on the part of the Company, subject only to the required receipt of the Company Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Buyer and Transitory Subsidiary, constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether such enforceability is considered in a proceeding in equity or at law).

     (b) The execution and delivery of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation or by-laws of the Company or of the charter, by-laws, or other organizational document of any Subsidiary of the Company, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Lien on the Company's or any of its Subsidiary's assets under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to obtaining the Company Stockholder Approval and compliance with the requirements specified in clauses (i) through (v) of Section 3.3(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) and (iii) of this
Section 3.3(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or losses that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. Section 3.3(b) of the Company Disclosure Schedule lists all material consents, waivers and approvals under any of the Company's or any of its Subsidiaries' agreements, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

     (c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority, agency or instrumentality or any stock market or stock exchange on which shares of Company Common Stock are listed for trading (a "Governmental Entity") is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate corresponding documents with the Secretaries of appropriate authorities of other states in which the Company is qualified as a foreign corporation to transact business,
(ii) the filing of the Proxy Statement and Schedule 13E-3 with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iii) the filing of such reports, schedules or materials under Section 13 of or Rule 14a-12 under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and (v) such other consents, licenses, permits, orders, authorizations, filings, approvals and registrations which, if not obtained or made, would be reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect (the "Company Required Statutory Approvals"), it being understood that references to "obtaining" such Company Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expire as are necessary to avoid a violation of applicable law.

     (d) The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock on the record date for the Company Stockholders Meeting is the only vote of the holders of any class or series of the Company's capital stock or other securities necessary for the adoption of this Agreement and for the consummation by the Company of the other transactions contemplated by this Agreement. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote.

     3.4  SEC Filings; Financial Statements; Information Provided.

     (a) The Company has filed all registration statements, forms, reports and other documents required to be filed by the Company with the SEC since January 1, 2000, and has made available to the Buyer copies of all registration statements, forms, reports and other documents filed by the Company with the SEC since such date, all of which are publicly available on the SEC's EDGAR system. All such registration statements, forms, reports and other documents (including those that the Company may file after the date hereof until the Closing) are referred to herein as the "Company SEC Reports." The Company SEC Reports (i) were (other than the Annual Report on Form 10-K for the year ended December 31, 2002, which was filed April 15, 2003 and amended April 30, 2003) or will be filed on a timely basis, (ii) at the time filed, were or will be prepared in compliance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and
(iii) did not or will not at the time they were or are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading. No Subsidiary of the Company is subject to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.

     (b) Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Company SEC Reports at the time filed (i) complied or will comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were or will be prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented or will fairly present the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of its operations and cash flows for the periods indicated, consistent with the books and records of the Company and its Subsidiaries, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The consolidated, unaudited balance sheet of the Company as of June 30, 2003 is referred to herein as the "Company Balance Sheet."

     (c) The information to be supplied by or on behalf of the Company for inclusion or incorporation by reference in the Transaction Statement on Schedule 13E-3 under the Exchange Act (the "Schedule 13E-3"), or to be included or supplied by or on behalf of the Company for inclusion in any filing pursuant to Rule 14a-12 under the Exchange Act, shall not at the time the Schedule 13E-3 or such filing is filed with the SEC, or at any time the Schedule 13E-3 or such filing is amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by or on behalf of the Company for inclusion in the proxy statement (the "Proxy Statement") to be sent to the stockholders of the Company in connection with the meeting of the Company's stockholders to consider the Company Voting Proposal (the "Company Stockholders Meeting"), which shall be deemed to include all information about or relating to the Company, the Company Voting Proposal and the Company Stockholder Meeting) shall not, on the date the Proxy Statement is first mailed to stockholders of the Company, or, as the same may be amended or supplemented at the time such amendment or supplement is mailed to stockholders at the time of the Company Stockholders Meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which has become false or misleading. If at any time prior to the Effective Time any fact or event relating to the Company or any of its Affiliates which should be set forth in an amendment to the Schedule 13E-3 or a supplement to the Proxy Statement should be discovered by the Company or should occur, the Company shall promptly inform the Buyer of such fact or event.

     3.5 No Undisclosed Liabilities. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, and except for normal and recurring liabilities incurred since the date of the Company Balance Sheet in the Ordinary Course of Business, the Company and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with GAAP), and whether due or to become due, that, individually or in the aggregate, are reasonably likely to have a Company Material Adverse Effect.

     3.6 Absence of Certain Changes or Events. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, since the date of the Company Balance Sheet, the Company and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business and, since such date, there has not been (i) any change, event, circumstance, development or effect that, individually or in the aggregate, has had, or is reasonably likely to have, a Company Material Adverse Effect; or (ii) any other action or event that would have required the consent of the Buyer pursuant to Section 5.1 of this Agreement had such action or event occurred after the date of this Agreement.

     3.7  Taxes.

     (a) The Company and each of its Subsidiaries has filed all Tax Returns that it was required to file, and all such Tax Returns were correct and complete in all material respects. The Company and each of its Subsidiaries has paid on a timely basis all Taxes that are shown to be due and payable on any such Tax Returns except for those contested in good faith and for which adequate reserves have been taken. The unpaid Taxes of the Company and its Subsidiaries for Tax periods through the date of the Company Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the Company Balance Sheet exclusive of any accruals and reserves for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles. All Taxes that the Company or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity. For purposes of this Agreement, (i) "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, services, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof and (ii) "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

     (b) Neither the Company nor any of its Subsidiaries has any actual or potential liability for any Taxes of any person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of law in any jurisdiction), or as a transferee or successor, by contract, or otherwise.

     3.8 Owned and Leased Real Properties. Neither the Company nor any of its Subsidiaries owns any real property. Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any other party to any Company Lease, is in default under any of the Company Leases, except where the existence of such defaults, individually or in the aggregate, has not had, and is not reasonably likely to have a Company Material Adverse Effect. Each of the Company Leases is in full force and effect and is enforceable in accordance with its terms and shall not cease to be in full force and effect as a result of the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries leases, subleases or licenses any real property to any person other than the Company and its Subsidiaries. For purposes of this Agreement, "Company Leases" shall mean all real property leased, subleased or licensed by the Company or any of its Subsidiaries.

     3.9  Intellectual Property.

     (a) The Company and its Subsidiaries own, or license or otherwise possess legally enforceable rights to use all Intellectual Property used or necessary to conduct the business of the Company and its Subsidiaries as currently conducted, or that would be used or necessary as such business is planned to be conducted (in each case excluding generally commercially available, "off-the-shelf" software programs licensed pursuant to shrinkwrap or "click-and-accept" licenses). For purposes of this Agreement, the term "Intellectual Property" means (i) patents, trademarks, service marks, trade names, domain names, copyrights, designs and trade secrets, (ii) applications for and registrations of such patents, trademarks, service marks, trade names, domain names, copyrights and designs, (iii) processes, formulae, methods, schematics, technology, know-how, computer software programs and applications, and (iv) other tangible or intangible proprietary or confidential information and materials.

     (b) The execution and delivery of this Agreement and consummation of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, (i) any license, sublicense or other agreement relating to any Intellectual Property owned by the Company that is material to the business of the Company and its Subsidiaries, taken as a whole, including software that is used in the manufacture of, incorporated in, or forms a part of any product or service sold by or expected to be sold by the Company or any of its Subsidiaries (the "Company Intellectual Property") or (ii) any license, sublicense and other agreement as to which the Company or any of its Subsidiaries is a party and pursuant to which the Company or any of its Subsidiaries is authorized to use any third party Intellectual Property that is material to the business of the Company and its Subsidiaries, taken as a whole, including software that is used in the manufacture of, incorporated in, or forms a part of any product or service sold by or expected to be sold by the Company or any of its Subsidiaries (the "Third Party Intellectual Property").

     (c) All patents and registrations and applications for trademarks, service marks and copyrights which are held by the Company or any of its Subsidiaries and which are material to the business of the Company and its Subsidiaries, taken as a whole, are valid and subsisting. The Company and its Subsidiaries have taken reasonable measures to protect the proprietary nature of the Company Intellectual Property. To the knowledge of the Company, no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property or Third Party Intellectual Property, except for infringements, violations or misappropri-ations that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect.

     (d) None of the (i) products previously or currently sold by the Company or any of its Subsidiaries or (ii) business or activities previously or currently conducted by the Company or any of its Subsidiaries infringes, violates or constitutes a misappropriation of, any Intellectual Property of any third party, except for such infringements, violations and misappropriation that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any complaint, claim or notice alleging any such infringement, violation or misappropriation.

     3.10  Agreements, Contracts and Commitments.

     (a) The Company has filed with the SEC all contracts and agreements required to be filed by the Company under Item 601 of Regulation S-K or which it would be required to file if it were required to file an Annual Report on Form 10-K on the date of this Agreement (the "Company Material Contracts"). The Company has made available to the Buyer a complete and accurate copy of each Company Material Contract. Each Company Material Contract is in full force and effect and is enforceable in accordance with its terms. Neither the Company nor any of its Subsidiaries nor, to the Company's knowledge, any other party to any Company Material Contract is in violation of or in default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) (x) any loan or credit agreement, note, bond, mortgage, indenture, lease, permit, concession, franchise, license or other contract, arrangement or understanding to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that, individually or in the aggregate, have not had, and are not reasonably likely to have, a Company Material Adverse Effect or (y) any Company Material Contract.

     (b) Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has entered into any transaction with any Affiliate of the Company or any of its Subsidiaries or any transaction that would be subject to proxy statement disclosure pursuant to Item 404 of Regulation S-K.

     3.11 Litigation. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, there is no action, suit, proceeding, claim, arbitration or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that (i) seeks equitable relief, (ii) in any manner challenges or seeks to prevent, enjoin, alter or delay the transactions contemplated by this Agreement or (iii) individually or in the aggregate, has had, or is reasonably likely to have, a Company Material Adverse Effect. There are no material judgments, orders or decrees outstanding against the Company or any of its Subsidiaries.

     3.12  Employee Benefit Plans.

     (a) Each Company Employee Plan has been administered in accordance with its terms, and the Company and its Subsidiaries have met their obligations with respect to each Company Employee Plan and has timely made all required contributions thereto, and the Company, each Subsidiary and each Company Employee Plan fiduciary, is in compliance with applicable provisions of ERISA and the Code and the regulations thereunder (including Section 4980B of the Code). All filings and reports as to each Company Employee Plan required to have been submitted to the Internal Revenue Service or to the United States Department of Labor have been accurately and fully completed and timely submitted. For purposes of this Agreement, "Company Employee Plans" means all employee benefit plans as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and any written or oral plan, agreement or arrangement involving direct or indirect compensation, including, without limitation, insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation, maintained or contributed to by the Company or any member of the controlled group of which it is a member under Sections 414(b), (c), (m) or (o) of the Code or which covers any Company employee.

     (b) With respect to the Company Employee Plans, there are no benefit obligations for which contributions have not been made or properly accrued and there are no benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles on the most recent Company financial statements. The Company and each Subsidiary has no liability (contingent or otherwise) for any benefits under any Company Employee Plan, except as set forth in the most recent Company financial statements. The assets of each Company Employee Plan are reported at their fair market value on the books and records of such Company Employee Plan.

     (c) Each Company Employee Plan intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to that effect with respect to all applicable law other than the Economic Growth and Tax Relief Reconciliation Act of 2001 and that the trust related thereto is exempt from US federal income taxes under Sections 401(a) and 501(a), respectively of the Code, no such determination letter has been revoked and revocation has not been threatened and no such Company Employee Plan has been amended since receipt of such letter. Each Company Employee Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of said provisions for each plan year ending prior to the Closing.

     3.13 Compliance With Laws. The Company and each of its Subsidiaries has complied with, is not in violation of, and has not received any notice alleging any violation with respect to, any applicable provisions of any statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets, including without limitation any Environmental Law, except for failures to comply or violations that, individually or in the aggregate, have not had, and are not reasonably likely to have, a Company Material Adverse Effect. For purposes of this Agreement, "Environmental Law" means any law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement of any jurisdiction relating to: (a) the protection, investigation or restoration of the environment, human health and safety, or natural resources, (b) the handling, use, storage, treatment, manufacture, transportation, presence, disposal, release or threatened release of any substance that is (i) listed, classified, regulated or which falls within the definition of a "hazardous substance," "hazardous waste" or "hazardous material" pursuant to any Environmental Law;
(ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint, pipes or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Entity pursuant to any Environmental Law, or (c) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

     3.14 Labor Matters. Except as disclosed in the Company SEC Reports filed prior to the date of this Agreement, no employee of the Company or any of its Subsidiaries (i) has an employment agreement, (ii) to the Company's knowledge is in violation of any term of any patent disclosure agreement, non-competition agreement, or any restrictive covenant to a former employer relating to the right of any such employee to be employed by the Company or any of its Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by the Company or any of its Subsidiaries or to the use of trade secrets or proprietary information of others, or (iii) in the case of any key employee or group of key employees, has given notice to the Company or any of its Subsidiaries that such employee or any employee in a group of key employees intends to terminate his or her employment with the Company.

     3.15 Opinion of Financial Advisor. The financial advisor of the Company, Luminary Capital, LLC ("Luminary Capital") has delivered to the Company and the Special Committee an opinion dated October 12, 2003 to the effect, as of such date, that the Merger Consideration and the consideration to be received by the Company in connection with the OCSN Transaction are each fair to the holders of Company Common Stock from a financial point of view, a signed copy of which opinion has been delivered to the Buyer.

     3.16 Section 203 of the DGCL Not Applicable. The Company Board has taken all actions necessary so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203) shall not apply to the execution, delivery or performance of this Agreement, the formation of the Buyer, the contribution of shares of Company Common Stock to the Buyer by the stockholders of the Buyer or the consummation of the Merger or the other transactions contemplated by this Agreement.

     3.17  Brokers; Schedule of Fees and Expenses.

     (a) No agent, broker, investment banker, financial advisor or other firm or person is or shall be entitled, as a result of any action, agreement or commitment of the Company or any of its Affiliates, to any broker's, finder's, financial advisor's or other similar fee or commission in connection with any of the transactions contemplated by this Agreement, except Luminary Capital, whose fees and expense shall be paid by the Company. The Company has made available to the Buyer a complete and accurate copy of all agreements pursuant to which Luminary Capital is entitled to any fees and expenses in connection with any of the transactions contemplated by this Agreement.

     (b) Section 3.17(b) of the Company Disclosure Schedule sets forth a complete and accurate list of the estimated fees and expenses incurred and to be incurred by the Company and any of its Subsidiaries in connection with this Agreement and the transactions contemplated by this Agreement (including the fees and expenses of Luminary Capital and of the Special Committee's legal counsel).

                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF THE
                      BUYER AND THE TRANSITORY SUBSIDIARY

     The Buyer and the Transitory Subsidiary represent and warrant to the Company that the statements contained in this Article IV are true and correct, except as expressly set forth herein or in the disclosure schedule delivered by the Buyer and the Transitory Subsidiary to the Company on or before the date of this Agreement (the "Buyer Disclosure Schedule"). The Buyer Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article IV and the disclosure in any paragraph shall qualify (1) the corresponding paragraph in this Article IV and (2) the other paragraphs in this Article IV only to the extent that it is clear from a reading of such disclosure that it also qualifies or applies to such other paragraphs.

     4.1 Organization, Standing and Power. Each of the Buyer and the Transitory Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties it owns, operates or leases or the nature of its activities makes such qualification necessary, except for such failures to be so organized, qualified or in good standing, individually or in the aggregate, that have not had, and are not reasonably likely to have, a Buyer Material Adverse Effect. For purposes of this Agreement, the term "Buyer Material Adverse Effect" means any material adverse change, event, circumstance or development with respect to, or any material adverse effect on, (i) the business, assets, liabilities, capitalization, condition (financial or other), or results of operations of the Buyer and its Subsidiaries, taken as a whole or (ii) the ability of the Buyer or the Transitory Subsidiary to consummate the transactions contemplated by this Agreement.

     4.2  Authority; No Conflict; Required Filings and Consents.

     (a) Each of the Buyer and the Transitory Subsidiary has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Buyer and the Transitory Subsidiary have been duly authorized by all necessary corporate action on the part of each of the Buyer and the Transitory Subsidiary (including the approval of the Merger by the Buyer in its capacity as the sole stockholder of the Transitory Subsidiary). This Agreement has been duly executed and delivered by each of the Buyer and the Transitory Subsidiary and, assuming the due authorization, execution and delivery by the Company, constitutes the valid and binding obligation of each of the Buyer and the Transitory Subsidiary, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether such enforceability is considered in a proceeding in equity or at law).

     (b) The execution and delivery of this Agreement by each of the Buyer and the Transitory Subsidiary do not, and the consummation by the Buyer and the Transitory Subsidiary of the transactions contemplated by this Agreement shall not, (i) conflict with, or result in any violation or breach of, any provision of the certificate of incorporation or by-laws of the Buyer or the Transitory Subsidiary, (ii) conflict with, or result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, require a consent or waiver under, constitute a change in control under, require the payment of a penalty under or result in the imposition of any Lien on the Buyer's or the Transitory Subsidiary's assets under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Buyer or the Transitory Subsidiary is a party or by which any of them or any of their properties or assets may be bound, or (iii) subject to compliance with the requirements specified in clause (i),
(ii), (iii) and (iv) of Section 4.2(c), conflict with or violate any permit, concession, franchise, license, judgment, injunction, order, decree, statute, law, ordinance, rule or regulation applicable to the Buyer or the Transitory Subsidiary or any of its or their properties or assets, except in the case of clauses (ii) and (iii) of this Section 4.2(b) for any such conflicts, violations, breaches, defaults, terminations, cancellations, accelerations or losses that, individually or in the aggregate, are not reasonably likely to have a Buyer Material Adverse Effect.

     (c) No consent, approval, license, permit, order or authorization of, or registration, declaration, notice or filing with, any Governmental Entity is required by or with respect to the Buyer or the Transitory Subsidiary in connection with the execution and delivery of this Agreement by the Buyer or the Transitory Subsidiary or the consummation by the Buyer or the Transitory Subsidiary of the transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate corresponding documents with the Secretaries of State of other states in which the Company is qualified as a foreign corporation to transact business, (ii) the filings of such reports, schedules or materials under Section 13 of or Rule 14a-12 under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and (iv) such other consents, licenses, permits, orders, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely, individually or in the aggregate, to have a Buyer Material Adverse Effect.

     4.3 SEC Filings; Financial Statements; Information Provided. The information in the Schedule 13E-3 and Proxy Statement (except, in each case, for information supplied by or on behalf of the Company for inclusion or incorporation by reference in the Schedule13E-3 and Proxy Statement, as the case may be, as to which the Buyer makes no representation), shall not at the time the Schedule 13E-3 or the Proxy Statement, as the case may be, is filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. If at any time prior to the Effective Time any fact or event relating to the Buyer or any of its Affiliates which should be set forth in an amendment to the Schedule 13E-3 or the Proxy Statement, as the case may be, should be discovered by the Buyer or should occur, the Buyer shall promptly inform the Company of such fact or event.

     4.4 Operations of the Transitory Subsidiary. The Transitory Subsidiary was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

                                   ARTICLE V

                              CONDUCT OF BUSINESS

     5.1 Covenants of the Company.  Except as expressly provided in this Section
5.1 or as otherwise contemplated in this Agreement, or as consented to in writing by the Buyer, from and after the date of this

Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, act and carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, pay its debts and Taxes and perform its other obligations when due (subject to good faith disputes over such debts, Taxes or obligations), comply with all applicable laws, rules and regulations, and use reasonable efforts, consistent with past practices, to maintain and preserve its and each Subsidiary's business organization, assets and properties, keep available the services of its present officers and employees and preserve its advantageous business relationships with customers, strategic partners, suppliers, distributors and others having business dealings with it to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, do any of the following without the prior written consent of the Buyer, which consent shall not be unreasonably withheld:

          (a) (i) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, securities or other property) in respect of, any of its capital stock (other than dividends and distributions by a direct or indirect wholly owned Subsidiary of the Company to its parent);
     (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or any of its other securities; or (iii) purchase, redeem or otherwise acquire any shares of its capital stock or any other of its securities or any rights, warrants or options to acquire any such shares or other securities (except, in the case of this clause (iii), for the acquisition of shares of Company Common Stock
     (A) from holders of Company Stock Options in full or partial payment of the exercise price payable by such holder upon exercise of Company Stock Options to the extent required under the terms of such Company Stock Options as in effect on the date hereof; or (B) from former employees, directors and consultants in accordance with agreements providing for the repurchase of shares at their original issuance price in connection with any termination of services to the Company or any of its Subsidiaries);

          (b) issue, deliver, sell, grant, pledge or otherwise dispose of or encumber any shares of its capital stock, any other voting securities or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible or exchangeable securities (other than the issuance of shares of Company Common Stock upon the exercise of Company Stock Options or Company Warrants outstanding on the date of this Agreement in accordance with their terms as in effect on the date hereof);

          (c) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents, except as expressly provided by this Agreement;

          (d) acquire (i) by merging or consolidating with, or by purchasing all or a substantial portion of the assets or any stock of, or by any other manner, any business or any corporation, partnership, joint venture, limited liability company, association or other business organization or division thereof or (ii) any assets that are material, in the aggregate, to the Company and its Subsidiaries, taken as a whole, except purchases of inventory and components in the Ordinary Course of Business;

          (e) except for sales of inventory in the Ordinary Course of Business, sell, lease, license, pledge, or otherwise dispose of or encumber any properties or assets of the Company or of any of its Subsidiaries;

          (f) whether or not in the Ordinary Course of Business and other than the OCSN Transaction, sell, dispose of or otherwise transfer any assets material to the Company and its Subsidiaries, taken as a whole (including any accounts, leases, contracts or intellectual property or any assets or the stock of any of its Subsidiaries, but excluding the sale or non-exclusive license of products in the Ordinary Course of Business);

          (g) adopt or implement any stockholder rights plan;

          (h) except for a confidentiality agreement as permitted by Section 6.1, enter into an agreement with respect to any merger, consolidation, liquidation or business combination, or any acquisition or disposition of all or substantially all of the assets or securities of the Company or any of its Subsidiaries;

          (i) (i) incur or suffer to exist any indebtedness for borrowed money other than such indebtedness which existed as of the date of this Agreement, or guarantee any such indebtedness of another person, (ii) issue, sell or amend any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, (iii) make any loans, advances (other than routine advances to employees of the Company and its Subsidiaries in the Ordinary Course of Business) or capital contributions to, or investment in, any other person, other than the Company or any of its direct or indirect wholly owned Subsidiaries or (iv) enter into any hedging agreement or other financial agreement or arrangement designed to protect the Company or its Subsidiaries against fluctuations in commodities prices or exchange rates;

          (j) make any changes in accounting methods, principles or practices, except insofar as may have been required by a change in GAAP or, except as so required, change any assumption underlying, or method of calculating, any bad debt, contingency or other reserve;

          (k) (i) pay, discharge, settle or satisfy any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the Ordinary Course of Business or in accordance with their terms as in effect on the date of this Agreement, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company SEC Reports filed prior to the date of this Agreement (to the extent so reflected or reserved against) or incurred since the date of such financial statements in the Ordinary Course of Business, or (ii) waive any material benefits of, modify in any adverse respect, fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar agreements to which the Company or any of its Subsidiaries is a party;

          (l) except in the Ordinary Course of Business, modify, amend or terminate any material contract or agreement to which the Company or any of its Subsidiaries is party, or knowingly waive, release or assign any material rights or claims (including any write-off or other compromise of any accounts receivable of the Company or any of its Subsidiaries);

          (m) (i) except in the Ordinary Course of Business enter into any material contract or agreement relating to the rendering of services or the distribution, sale or marketing by third parties of the products, of, or products licensed by, the Company or any of its Subsidiaries or (ii) license any material intellectual property rights to or from any third party;

          (n) except as required to comply with applicable law or agreements, plans or arrangements existing on the date hereof, (i) take any action with respect to, adopt, enter into, terminate or amend any employment, severance or similar agreement or benefit plan for the benefit or welfare of any current or former director, officer, employee or consultant, (ii) increase in any material respect the compensation or fringe benefits of, or pay any bonus to, any director, officer, employee or consultant (except for annual increases of the salaries of non-officer employees in the Ordinary Course of Business), (iii) amend or accelerate the payment, right to payment or vesting of any compensation or benefits, including any outstanding options or restricted stock awards, (iv) pay any material benefit not provided for as of the date of this Agreement under any benefit plan, (v) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan, including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder or (vi) take any action other than in the Ordinary Course of Business to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan;

          (o) make or rescind any Tax election, settle or compromise any Tax liability or amend any Tax return;

          (p) commence any offering of shares of Company Common Stock pursuant to the Company's Employee Stock Purchase Plan;

          (q) initiate, compromise or settle any material litigation or arbitration proceeding; or

          (r) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions or any action which would make any representation or warranty of the Company in this Agreement untrue or incorrect in any material respect, or would materially impair or prevent the satisfaction of any conditions in Article VII hereof.

                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.1 No Solicitation.

     (a) Subject to the terms of Section 6.1(b) below, during the period (x) beginning on the date of this Agreement and (y) continuing until the thirty (30) day anniversary of the date of this Agreement, the Company, its Subsidiaries, the Special Committee or any of its or their directors, officers, employees, investment bankers, attorneys, accountants or other advisors or representatives (such directors, officers, employees, investment bankers, attorneys, accountants, other advisors and representatives, collectively, "Representatives") shall have an obligation to enter into and maintain or continue discussions or negotiations with any person or group in furtherance of any unsolicited inquiry (whether such unsolicited inquiry is bona fide or reasonably likely to lead to an Alternative Acquisition Proposal) and to obtain or induce such person or group to make or submit an Acquisition Proposal. Without limiting the generality of any of the foregoing, the Company acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of the Company or any of its Subsidiaries, whether or not such Representative is purporting to act on behalf of the Company or any of its Subsidiaries, shall be deemed to constitute a breach of this Section 6.1(a) by the Company.

     (b) Subject to the limitations set forth herein and other than in response to any unsolicited inquiry as provided in Section 6.1(a), during the period (x) beginning on the date of this Agreement and (y) continuing until the Effective Time, the Company shall not directly or indirectly, and shall not authorize or permit any of its Subsidiaries or any of its Representatives directly or indirectly to, (i) solicit, initiate, encourage, induce or facilitate the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to a Acquisition Proposal, (ii) furnish any information regarding the Company or any of its Subsidiaries to any person in connection with or in response to an Acquisition Proposal, (iii) engage in discussions or negotiations with any person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any contract contemplating or otherwise relating to any Company Acquisition Transaction (as defined below); provided, however, that nothing in this Section 6.1(b) shall prohibit (A) the Company, or the Company Board or the Special Committee, from furnishing information regarding the Company or any of its Subsidiaries to, or entering into discussions with, any person in response to a Acquisition Proposal that is submitted to the Company by such person (and not withdrawn) if (1) neither the Company nor any Representative of the Company or any of its Subsidiaries shall have violated any of the restrictions set forth in this Section 6.1, (2) a majority of the Company Board or the Special Committee concludes in good faith, after consultation with its outside legal counsel, that the failure to take such action, furnish such information or enter into such discussions would be inconsistent with its fiduciary obligations under applicable Company Required Statutory Approvals, (3) a majority of the Company Board or the Special Committee determines in good faith, after consultation with its outside legal counsel, that taking such action would be reasonably likely to lead to the delivery of a Alternative Acquisition Agreement (as defined below),
(4) at least three (3) business days prior to furnishing any such information to, or entering into discussions with, such person, the Company gives Buyer written notice of the identity of such person (to the extent it may do so without breaching its fiduciary duties as determined in good faith after consultation with its outside counsel, and without violating any of the conditions of such Acquisition Proposal) and of the Company's intention to furnish information to, or enter into discussions with, such person, and the Company receives from such person an executed confidentiality agreement containing customary limitations on the use and disclosure of all written and oral nonpublic information furnished to such person or any of such person's Representatives by or on behalf of the Company, and (5) not later than the time such information is furnished to such person, the Company furnishes such nonpublic information to Buyer or Transitory Subsidiary (to the extent such information has not been previously furnished by the Company to Buyer); (B) the Company from complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act or making any public announcement, disclosure or filing which, after consultation with outside legal counsel, the Company's Board of Directors or the Special Committee concludes in good faith is required pursuant to applicable Company Required Statutory Approvals (including the rules of any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association) with regard to a Acquisition Proposal; or (C) solely with respect to Acquisition Proposals made or submitted pursuant to Section 6.1(a) above, the Company, or the Company Board or the Special Committee maintaining or continuing discussions or negotiations with any person or group that has expressed an interest in making or submitting a Acquisition Proposal. Without limiting the generality of any of the foregoing, the Company acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of the Company or any of its Subsidiaries, whether or not such Representative is purporting to act on behalf of the Company or any of its Subsidiaries, shall be deemed to constitute a breach of this Section 6.1(b) by the Company. As used in this Section 6.1, "Acquisition Proposal" shall mean any offer, proposal, letter of intent, inquiry or expression or indication of interest (other than an offer, proposal, letter of intent, inquiry or expression or indication of interest by Buyer or Transitory Subsidiary) contemplating or otherwise relating to any Company Acquisition Transaction. As used in this Section 6.1, "Company Acquisition Transaction" shall mean any transaction or series of related transactions involving: (a) any merger, consolidation, share exchange, business combination, issuance of securities, direct or indirect acquisition of securities, tender offer, exchange offer or other similar transaction in which
(i) the Company or any of its Subsidiaries is a constituent corporation, (ii) a person or "Group" (as defined in the Exchange Act and the rules promulgated thereunder) of persons directly or indirectly acquires beneficial or record ownership of securities representing more than 10% of the outstanding securities of any class of voting securities of the Company or any of its Subsidiaries, or
(iii) the Company or any of its Subsidiaries issues securities representing more than 10% of the outstanding securities of any class of voting securities of the Company or any of its Subsidiaries; (b) any direct or indirect sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or of assets or rights that constitute or account for 10% or more of the consolidated net revenues, net income or assets (including, but not limited to, OCSN) of the Company or any of its Subsidiaries; or (c) any liquidation or dissolution of the Company or any of its Subsidiaries. As used in this Section 6.1, "Alternative Acquisition Agreement" shall mean a bona fide written offer made by a third party for a merger, consolidation, business combination, sale of substantial assets (including, but not limited to, OCSN), sale of shares of capital stock (including without limitation by way of a tender offer) or similar transaction with respect to the Company or any of its Subsidiaries on terms that the Company Board or the Special Committee determines, in good faith, after consultation with outside legal counsel and Luminary Capital or another nationally recognized independent financial advisor, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the offer and the person making the offer, and would, if consummated, be more favorable to the Company's stockholders, from a financial point of view, than the Merger; provided, however, that any such offer shall not be deemed to be a "Alternative Acquisition Agreement" if (x) any financing required to consummate the transaction contemplated by such offer is not committed or is not, in the good faith judgment of the Company, reasonably capable of being obtained by such third party on a timely basis or (y) Buyer has, within two (2) business days after receipt of written notice from the Company of such bona fide Alternative Acquisition Agreement, submitted an alternative Acquisition Proposal which the Company Board or the Special Committee determines, in good faith, after consultation with outside legal counsel and Luminary Capital or another nationally recognized independent financial advisor, if accepted, is more favorable to the Company's stockholders, from a financial point of view, than such proposed Alternative Acquisition Agreement.

     (c) The Company shall promptly (and in no event later than 24 hours) after receipt of any Acquisition Proposal or any request for nonpublic information related to the Company or any of its subsidiaries, advise Buyer orally (and subsequently confirm the same by delivery to Buyer in writing) of any Acquisition Proposal or any request for nonpublic information related to the Company or any of its Subsidiaries (including, to the extent it may do so without breaching its fiduciary duties as determined in good faith after consultation with its outside counsel, and without violating any of the conditions of such Acquisition Proposal, the identity of the person making or submitting such Acquisition Proposal, and the terms thereof to the extent then known) that is made or submitted by any person prior to Closing. The Company shall keep Buyer fully informed on a prompt basis with respect to the status of any such Acquisition Proposal, and any modification or proposed modification thereto. The Company agrees that the Company shall simultaneously provide to Buyer any nonpublic information concerning the Company provided to any person in connection with any Acquisition Proposal which was not previously provided to Buyer.

     (d) The Company shall immediately cease and cause to be terminated any existing discussions with any person (other than Buyer and Transitory Subsidiary) that relate to any Acquisition Proposal, except as may be provided for in Section 6.1(a) or Section 6.1(b).

     (e) The Company agrees not to release any person (other than Buyer and Transitory Subsidiary) from or waive any provision of any confidentiality, "standstill" or similar agreement to which the Company is a party (including the provisions thereof relating to the return or physical delivery of information furnished by the Company to any person) and will use its best efforts to enforce each such agreement at the request of Buyer.

     Notwithstanding anything contained in this Agreement to the contrary (including Section 6.4), the recommendations of the Company Board or the Special Committee may be withheld, withdrawn or modified in a manner adverse to Buyer if: (i) the Company Board or the Special Committee determines in good faith, after consultation with the Company's outside legal counsel, that the failure to withdraw or modify such recommendations would be inconsistent with its fiduciary obligations; (ii) the Company shall have released Buyer and Transitory Subsidiary from the provisions of any standstill or similar agreement restricting Buyer and Transitory Subsidiary from acquiring securities of the Company; and (iii) neither the Company nor any of its Representatives shall have violated any of the restrictions set forth in Section 6.1(a) or Section 6.1(b).

     6.2  Proxy Statement; Schedule 13E-3.

     (a) As promptly as practicable after the execution of this Agreement, the Buyer, in cooperation with the Company, shall prepare and file with the SEC the
Schedule 13E-3 and the Company, in cooperation with the Buyer, shall prepare and file with the SEC the Proxy Statement. Each of the Buyer and the Company shall respond to any comments of the SEC and shall use its respective reasonable efforts to cause the Proxy Statement to be mailed to the stockholders of the Company at the earliest practicable time. Each of the Buyer and the Company shall notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the
Schedule 13E-3, the Proxy Statement or any filing pursuant to Section 6.2(b) or for additional information and shall supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Schedule 13E-3, the Proxy Statement, the Merger or any filing pursuant to Section 6.2(b). Each of the Buyer and the Company shall use its reasonable efforts to cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.1 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the
Schedule 13E-3 or any filing pursuant to Section 6.2(b), the Buyer or the Company, as the case may be, shall promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company, such amendment or supplement.

     (b) The Buyer and the Company shall promptly make all necessary filings with respect to the Merger under the Securities Act, the Exchange Act, applicable state blue sky laws and the rules and regulations thereunder.

     6.3 Access to Information. The Company shall (and shall cause each of its Subsidiaries to) afford to the Buyer's officers, employees, accountants, counsel and other representatives, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Buyer (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal or state securities laws and (b) all other information concerning its business, properties, assets and personnel as the Buyer may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

     6.4  Company Stockholders Meeting.

     (a) The Company, acting through the Company Board, shall take all actions in accordance with applicable law, its certificate of incorporation and by-laws and the rules of the National Association of Securities Dealers, Inc. ("NASD") or other applicable securities regulatory agencies to promptly and duly call, give notice of, convene and hold as promptly as practicable, and in any event within 45 days after the mailing of the Proxy Statement, the Company Stockholders Meeting for the purpose of considering and voting upon the Company Voting Proposal. Subject to Section 6.1(b), to the fullest extent permitted by applicable law, (i) the Company Board shall recommend approval and adoption of the Company Voting Proposal and the OCSN Transaction by the stockholders of the Company and include such recommendation in the Proxy Statement, and (ii) neither the Company Board nor any committee thereof shall withdraw or modify, or propose or resolve to withdraw or modify in a manner adverse to the Buyer, the recommendation of the Company Board that the Company's stockholders vote in favor of the Company Voting Proposal. Subject to Section 6.1, the Company shall take all action that is both reasonable and lawful to solicit from its stockholders proxies in favor of the Company Voting Proposal and the OCSN Transaction and shall take all other action necessary or advisable to secure the vote or consent of the stockholders of the Company required by the rules of the NASD, any other applicable securities regulatory agencies or the DGCL to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company, after consultation with the Buyer, may adjourn or postpone the Company Stockholders Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company's stockholders or, if as of the time for which the Company Stockholders Meeting is originally scheduled (as set forth in the Proxy Statement there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting.

     (b) The Company shall call, give notice of, convene and hold the Company Stockholders Meeting in accordance with this Section 6.4 and shall submit the Company Voting Proposal and the OCSN Transaction to its stockholders for the purpose of acting upon such proposal whether or not (i) the Company Board at any time subsequent to the date hereof determines, in the manner permitted by
Section 6.1(b), that the Company Voting Proposal or the OCSN Transaction is no longer advisable or recommends that the stockholders of the Company reject such proposals, or (ii) any actual, potential or purported Acquisition Proposal or Superior Proposal has been commenced, disclosed, announced or submitted to the Company. The Company shall ensure that all proxies solicited by the Company in connection with the Company Stockholders Meeting are solicited, in compliance with the DGCL, its certificate of incorporation and by-laws, the rules of the NASD or any other applicable securities regulatory agencies, and all other applicable legal requirements.

     6.5  Legal Conditions to the Merger.

     (a) Subject to the terms hereof, the Company and the Buyer shall each use its reasonable efforts to (i) take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby as promptly as practicable, (ii) as promptly as practicable, obtain from any Governmental Entity or any other third party any consents, licenses, permits, waivers, approvals, authorizations, or orders required to be obtained or made by the Company or the Buyer or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby,
(iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws and (B) any other applicable law and
(iv) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. The Company and the Buyer shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith. The Company and the Buyer shall use their respective reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Proxy Statement and the Schedule 13E-3) in connection with the transactions contemplated by this Agreement.

     (b) Each of the Company and the Buyer shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their reasonable efforts to obtain any third party consents related to or required in connection with the Merger that are (A) necessary to consummate the transactions contemplated hereby, (B) disclosed or required to be disclosed in the Company Disclosure Schedule or the Buyer Disclosure Schedule, as the case may be, or (C) required to prevent the occurrence of an event that may have a Company Material Adverse Effect or a Buyer Material Adverse Effect prior to or after the Effective Time.

     6.6 Public Disclosure. Except as may be required by law or stock market regulations, (i) the press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by the Company and the Buyer and (ii) the Buyer and the Company shall each use its reasonable efforts to consult with the other party before issuing any other press release or otherwise making any public statement with respect to the Merger or this Agreement.

     6.7  Options; Warrants and Stock Plans.

     (a) The Company shall take all actions necessary or appropriate to cause all options to purchase or acquire Company Common Stock (individually a "Company Stock Option" and collectively, the "Company Stock Options") granted to any current or former employee or director of, or consultant to, the Company or any Subsidiary under the 1998 Stock Incentive Plan (the "Company Stock Plan") or otherwise prior to the date of this Agreement and that are outstanding immediately prior to the Effective Time to be fully or partially vested and exercisable, as applicable, immediately prior to the Effective Time in accordance with the terms of the Company Stock Plan and the individual agreements evidencing such Company Stock Options. Each Company Stock Option that is not exercised prior to the Effective Time shall be cancelled at the Effective Time and, in consideration thereof, each holder of such a Company Stock Option will be entitled to receive, for each share of Company Common Stock subject to such Company Stock Option, an amount in cash equal to the excess, if any, of (i) the Merger Consideration over (ii) the exercise price per share of Company Common Stock of such Company Stock Option, without interest (the "Option Consideration"); provided, that the Option Consideration shall be reduced by any applicable federal and state withholding taxes. The Company shall use its reasonable best efforts to obtain prior to the Effective Time any consents of holders of Company Stock Options required to effect the cancellation of the Company Stock Options contemplated hereby. The Option Consideration shall be paid as soon as reasonably practicable following the Closing Date.

     (b) The Company shall take all actions necessary or appropriate to cause all warrants and other rights to purchase or acquire Company Common Stock (individually a "Company Warrant" and collectively, the "Company Warrants") that are outstanding immediately prior to the Effective Time to be fully vested and exercisable immediately prior to the Effective Time in accordance with their terms. Each Company Warrant that is not exercised prior to the Effective Time shall be cancelled at the Effective Time and, in consideration thereof, each holder of such a Company Warrant will be entitled to receive, for each share of Company Common Stock subject to such Company Warrant, an amount in cash equal to the excess, if any, of (i) the Merger Consideration over (ii) the exercise price per share of Company Common Stock of such Company Warrant, without interest (the "Warrant Consideration"); provided, that the Warrant Consideration shall be reduced by any applicable federal and state withholding taxes. The Company shall use its reasonable best efforts to obtain prior to the Effective Time any consents of holders of Company Warrants required to effect the cancellation of the Company Warrants contemplated hereby. The Warrant Consideration shall be paid as soon as reasonably practicable following the Closing Date.

     (c) The Company shall terminate all Company Stock Plans immediately prior to the Effective Time. The Company shall terminate its 1999 Employee Stock Purchase Plan in accordance with its terms as of or prior to the Effective Time.

     6.8 Stockholder Litigation. Until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, the Company shall give the Buyer the opportunity to participate in the defense or settlement of any stockholder litigation against the Company or the Company Board relating to this Agreement or any of the transactions contemplated by this Agreement, and shall not settle any such litigation without the Buyer's prior written consent, which will not be unreasonably withheld or delayed.

     6.9  Indemnification.

     (a) From and after the Effective Time, the Buyer shall, to the fullest extent permitted by law, cause the Surviving Corporation, for a period of six years from the Effective Time, to honor all of the Company's obligations to indemnify and hold harmless each present and former director and officer of the Company (the "Indemnified Parties"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the extent that such obligations to indemnify and hold harmless exist on the date of this Agreement.

     (b) The provisions of this Section 6.9 are intended to be in addition to the rights otherwise available to the current officers and directors of the Company by law, charter, statute, by-law or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives.

     (c) The Buyer shall use its reasonable best efforts to cause the persons serving as officers and directors of the Company and its Subsidiaries immediately prior to the Effective Time to be covered for a period of one (1) year from the Effective Time by a directors and officers liability policy with coverage in a maximum amount of $5,000,000 with respect to acts or omissions prior to the Effective Time which were committed by such officers and directors in their capacity as such. The Buyer further agrees to maintain the Company's $2,000,000 policy with Old Republic Insurance and $3,000,000 policy with XL Specialty Insurance Company until the expiration thereof on June 30, 2004.

     6.10 Notification of Certain Matters. The Buyer shall give prompt notice to the Company, and the Company shall give prompt notice to the Buyer, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) (i) any representation or warranty of such party contained in this Agreement that is qualified as to materiality to be untrue or inaccurate in any respect or (ii) any other representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect, in each case at any time from and after the date of this Agreement until the Effective Time, or (b) any material failure of the Buyer and the Transitory Subsidiary or the Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this Section 6.10 will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the Merger.

     6.11 Exemption from Liability Under Section 16(b). The Company Board, or a committee thereof consisting of non-employee directors (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall adopt a resolution in advance of the Effective Time providing that the disposition by the officers and directors of the Company who are subject to the reporting requirements of Section 16(a) of the Exchange Act of Buyer Common Stock and of options to purchase Buyer Common Stock, in each case pursuant to the transactions contemplated hereby, including without limitation in connection with the contribution of such securities to the Buyer, is intended to be exempt pursuant to Rule 16b-3 under the Exchange Act.

     6.12 338(h)(10) Election. At the Buyer's request, the Company shall fully cooperate and do all things necessary to satisfy the requirements of an election under Section 338(h)(10) of the Code.

     6.13 SEC Filings. The Company shall promptly deliver to Buyer true and correct copies of any report, statement and schedule filed by or with respect to it with the SEC subsequent to the date of this Agreement.

                                  ARTICLE VII

                              CONDITIONS TO MERGER

     7.1 Conditions to Each Party's Obligation To Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. The Company Voting Proposal shall have been approved and adopted at the Company Stockholders Meeting, at which a quorum is present, by the requisite vote of the stockholders of the Company under applicable law and the Company's certificate of incorporation and by-laws.

          (b) Governmental Approvals. Other than the filing of the Certificate of Merger, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity in connection with the Merger and the consummation of the other transactions contemplated by this Agreement, the failure of which to file, obtain or occur is reasonably likely to have, directly or indirectly, a Buyer Material Adverse Effect or a Company Material Adverse Effect shall have been filed, been obtained or occurred on terms and conditions which would not reasonably be likely to have a Buyer Material Adverse Effect or a Company Material Adverse Effect.

          (c) No Injunctions. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (preliminary or permanent) or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger or the other transactions contemplated by this Agreement.

     7.2 Additional Conditions to Obligations of the Buyer and the Transitory Subsidiary. The obligations of the Buyer and the Transitory Subsidiary to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Buyer and the Transitory Subsidiary:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement and in any certificate or other writing delivered by the Company pursuant hereto shall be true and correct (i) as of the date of this Agreement (except in the case of this clause (i), to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date) and (ii) as of the Closing Date as though made on and as of the Closing Date (except in the case of this clause (ii), (x) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (y) for changes contemplated by this Agreement and
     (z) where the failure to be true and correct (without regard to any materiality or Company Material Adverse Effect qualifications contained therein), individually or in the aggregate, has not had, and is not reasonably likely to have, a Company Material Adverse Effect).

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement on or prior to the Closing Date.

          (c) Third Party Consents. The Company shall have obtained all consents and approvals of third parties referred to in Section 3.3(c) of the Company Disclosure Schedule.

          (d) No Restraints. There shall not be instituted or pending any action or proceeding by any Governmental Entity (i) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by the Buyer or any of its Subsidiaries of all or any portion of the business of the Company or any of its Subsidiaries or of the Buyer or any of its Subsidiaries or to compel the Buyer or any of its Subsidiaries to dispose of or hold separate all or any portion of the business or assets of the Company or any of its Subsidiaries or of the Buyer or any of its Subsidiaries, (ii) seeking to impose or confirm limitations on the ability of the Buyer or any of its Subsidiaries effectively to exercise full rights of ownership of the shares of Company Common Stock (or shares of stock of the Surviving Corporation) including the right to vote any such shares on any matters properly presented to stockholders or (iii) seeking to require divestiture by the Buyer or any of its Subsidiaries of any such shares.

          (e) Resignations. The Buyer shall have received copies of the resignations, effective as of the Effective Time, of each director of the Company and its Subsidiaries.

          (f) Dissenting Shares. The number of Dissenting Shares shall not exceed 5% of the number of outstanding shares of Company Common Stock as of the Effective Time.

          (g) Certain Events. No event, occurrence, fact, condition, change, development or effect shall exist or have occurred or come to exist or been threatened since June 30, 2003 that, individually or in the aggregate, has had or resulted in, or could reasonably be expected to become or result in, a Company Material Adverse Effect.

          (h) OCSN Transaction. The OCSN Transaction shall have closed pursuant to the terms of the asset purchase agreement with respect thereto and dated the date hereof.

          (i) Katzman Arrangements. The Company shall have satisfied all its obligations to Mr. John Katzman upon terms and conditions acceptable to Buyer in its sole discretion.

          (j) Scholar Arrangement. The Company shall have satisfied all its obligations to Scholar, Inc. upon terms and conditions acceptable to Buyer in its sole discretion.

          (k) CollegeClub Litigation. The Company shall have settled the litigation against the Company and others by Mr. Richard M. Kipperman, Liquidating Trustee of the bankruptcy estate of CollegeClub.com, Inc. and CollegeStudent.com, Inc. upon terms and conditions acceptable to Buyer in its sole discretion.

          (l) Reservoir Capital. The Company shall have satisfied all its obligations under and terminated the Loan Agreement, dated as of June 25, 2001, as amended, among the Company, Reservoir Capital Partners, L.P. and the other parties named therein, as amended through the date hereof.

          7.3 Additional Conditions to Obligations of the Company. The obligation of the Company to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following additional conditions, any of which may be waived, in writing, exclusively by the Company:

          (a) Representations and Warranties. The representations and warranties of the Buyer and the Transitory Subsidiary set forth in this Agreement and in any certificate or other writing delivered by the Buyer or the Transitory Subsidiary pursuant hereto shall be true and correct (i) as of the date of this Agreement (except in the case of this clause (i), to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date) and (ii) as of the Closing Date as though made on and as of the Closing Date (except in the case of this clause (ii), (x) to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be true and correct as of such date, (y) for changes contemplated by this Agreement and (z) where the failure to be true and correct (without regard to any materiality or Buyer Material Adverse Effect qualifications contained therein), individually or in the aggregate, has not had, and is not reasonably likely to have, a Buyer Material Adverse Effect).

          (b) Performance of Obligations of the Buyer and the Transitory Subsidiary. The Buyer and the Transitory Subsidiary shall have performed in all material respects all obligations required to be performed by them under this Agreement on or prior to the Closing Date.

                                  ARTICLE VIII

                           TERMINATION AND AMENDMENT

     8.1 Termination. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.1(b) through 8.1(g), by written notice by the terminating party to the other party), whether before or, subject to the terms hereof, after adoption of this Agreement by the stockholders of the Company or the sole stockholder of the Transitory Subsidiary:

          (a) by mutual written consent of the Buyer, the Transitory Subsidiary and the Company; or

          (b) by either the Buyer or the Company if the Merger shall not have been consummated by April 30, 2004 (the "Outside Date") (provided that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure of the Merger to occur on or before the Outside Date); or

          (c) by either the Buyer or the Company if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

          (d) by either the Buyer or the Company if at the Company Stockholders Meeting (including any adjournment or postponement thereof permitted by this Agreement) at which a vote on the Company Voting Proposal and the OCSN Transaction is taken, the requisite vote of the stockholders of the Company in favor of the Company Voting Proposal and the OCSN Transaction shall not have been obtained (provided that the right to terminate this Agreement under this Section 8.1(d) shall not be available to the Company if at such time the Company is in breach of or has failed to fulfill its obligations under this Agreement); or

          (e) by the Buyer, if: (i) the Company Board (or any committee thereof, including without limitation the Special Committee) shall have failed to recommend approval of the Company Voting Proposal and the OCSN Transaction in the Proxy Statement or shall have withdrawn or modified its recommendation of the Company Voting Proposal and the OCSN Transaction;
     (ii) the Company Board (or any committee thereof, including without limitation the Special Committee) shall have approved or recommended to the stockholders of the Company an Acquisition Proposal (other than the Merger); (iii) a tender offer or exchange offer for outstanding shares of Company Common Stock shall have been commenced (other than by the Buyer or an Affiliate of the Buyer) and the Company Board (or any committee thereof, including without limitation the Special Committee) recommends that the stockholders of the Company tender their shares in such tender or exchange offer or, within 10 business days after the commencement of such tender or exchange offer, fails to recommend against acceptance of such offer; (iv) the Company shall have materially breached its obligations under Section
     6.1 or Section 6.4; or (v) for any reason the Company shall have failed to hold the Company Stockholders Meeting and submit the Company Voting Proposal and the OCSN Transaction to the Company's stockholders by the date which is one business day prior to the Outside Date; or

          (f) by the Buyer, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in Section 7.2(a) or 7.2(b) not to be satisfied, and (ii) shall not have been cured within 10 days following receipt by the Company of written notice of such breach or failure to perform from the Buyer; or

          (g) by the Company, if there has been a breach of or failure to perform any representation, warranty, covenant or agreement on the part of the Buyer or the Transitory Subsidiary set forth in this Agreement, which breach or failure to perform (i) would cause the conditions set forth in
     Section 7.3(a) or 7.3(b) not to be satisfied, and (ii) shall not have been cured within 10 days following receipt by the Buyer of written notice of such breach or failure to perform from the Company; or

          (h) by the Company, if (i) the Company after the date hereof has received a bona fide Acquisition Proposal that the Company Board has determined in good faith after consultation with its financial advisor is a Superior Proposal, (ii) the Company has complied with all of the provisions of Section 6.1, (iii) the Company Board has determined in good faith after consultation with its outside legal counsel that termination of this Agreement is required for the Company Board to fulfill its fiduciary duties under applicable law, and (iv) the Company, contemporaneously with, and as a condition to, its termination of this Agreement, pays to Buyer the fees and expenses provided for in Section 8.3.

     8.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.1, this Agreement shall immediately become void and there shall be no liability or obligation on the part of the Buyer, the Company, the Transitory Subsidiary or their respective officers, directors, stockholders or Affiliates; provided that (i) any such termination shall not relieve any party from liability for any willful breach of this Agreement (which includes, without limitation, the making of any representation or warranty by a party in this Agreement that the party knew was not true and accurate when made) and (ii) the provisions of Sections 3.17 and 8.3 and Article IX of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

     8.3 Fees and Expenses.

     (a) Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees and expenses, whether or not the Merger is consummated; provided however, that the Company shall bear and pay all fees and expenses (including SEC filing fees) incurred with respect to the preparation, printing, filing and mailing of the Proxy Statement (including any related preliminary materials) and the preparation and filing of the Schedule 13E-3 and any amendments thereto.

     (b) The Company shall pay the Buyer a termination fee of $150,000 and up to $75,000 as reimbursement for expenses of the Buyer actually incurred relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, fees and expenses of the Buyer's counsel, accountants and financial advisors, but excluding any discretionary fees paid to such financial advisors), in the event of the termination of this Agreement:

          (i) by the Buyer pursuant to Section 8.1(b) if the failure to satisfy the conditions set forth in Section 7.1 or 7.2 (other than 7.2(h),(i),(j),(k) or (l)) by the Outside Date shall have resulted in the Closing not occurring; or

          (ii) by the Buyer pursuant to Section 8.1(e); or

          (iii) by the Buyer pursuant to Section 8.1(f); or

          (iv) by the Buyer or the Company pursuant to Section 8.1(d); or

          (v) by the Company pursuant to Section 8.1(h).

     In the event of a termination of this Agreement pursuant to Section 8.1(b) as a result of a failure to satisfy any of the conditions set forth in Section 7.2(h), (i), (j), (k) or (l), the Company shall reimburse the Buyer up to $75,000 for expenses actually incurred by the Buyer relating to the transactions contemplated by this Agreement prior to termination (including, but not limited to, fees and expenses of the Buyer's counsel, accountants and financial advisors, but excluding any discretionary fees paid to such financial advisors).

     Any fees and expenses payable pursuant to this Section 8.3(b) shall be paid by wire transfer of same-day funds not later than five (5) business days after the date of termination of this Agreement.

     (c) The parties acknowledge that the agreements contained in this Section
8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties would not enter into this Agreement. If the Company fails to promptly pay to the Buyer any expense reimbursement or fee due hereunder, the Company shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Fleet Bank, N.A. plus five percent per annum, compounded quarterly, from the date such expense reimbursement or fee was required to be paid. Payment of the fees and expenses described in this Section 8.3 shall not be in lieu of damages incurred in the event of a breach of this Agreement.

     8.4 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by the Special Committee and the Boards of Directors of Buyer and Transitory Subsidiary, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or the Transitory Subsidiary, provided, however, that, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     8.5 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by the Special Committee and the Boards of Directors of Buyer and Transitory Subsidiary, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. Such extension or waiver shall not be deemed to apply to any time for performance, inaccuracy in any representation or warranty, or noncompliance with any agreement or condition, as the case may be, other than that which is specified in the extension or waiver. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                   ARTICLE IX

                                 MISCELLANEOUS

     9.1 Nonsurvival of Representations and Warranties. The respective representations and warranties of the Company, the Buyer and the Transitory Subsidiary contained in this Agreement or in any instrument delivered pursuant to this Agreement shall expire with, and be terminated and extinguished upon, the Effective Time. This Section 9.1 shall have no effect upon any other obligations of the parties hereto, whether to be performed before or after the consummation of the Merger.

     9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly delivered (i) four business days after being sent by registered or certified mail, return receipt requested,

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

postage prepaid, or (ii) one business day after being sent for next business day delivery, fees prepaid, via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

     (a) if to the Buyer or the Transitory Subsidiary, to

       Athena Ventures Parent, Inc.
       and
       Athena Ventures Acquisition Sub, Inc.
       c/o Raymond V. Sozzi, Jr.
       Student Advantage, Inc.
       280 Summer Street
       Boston, MA 02210

       with a copy to:

       Shack Siegel Katz & Flaherty P.C.
       530 Fifth Avenue
       New York, NY 10036
       Attn: Jeffrey N. Siegel, Esq.
       Telecopy: (212) 730-1964

     (b) if to the Company or the Special Committee, to

        Student Advantage, Inc.
        280 Summer Street
        Boston, MA 02210
        Attn: President

        with a copy to:

        Greenberg Taurig, LLP
        Metlife Building
        200 Park Avenue
        New York, NY 10166
        Attn: Alan I. Annex, Esq.
        Telecopy: (212) 805-9323

     Any party to this Agreement may give any notice or other communication hereunder using any other means (including personal delivery, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party to this Agreement may change the address to which notices and other communications hereunder are to be delivered by giving the other parties to this Agreement notice in the manner herein set forth.

     9.3 Entire Agreement. This Agreement (including the Schedules and Exhibits hereto and the documents and instruments referred to herein that are to be delivered at the Closing) constitutes the entire agreement among the parties to this Agreement and supersedes any prior understandings, agreements or representations by or among the parties hereto, or any of them, written or oral, with respect to the subject matter hereof.

     9.4 No Third Party Beneficiaries. Except as provided in Section 6.11, this Agreement is not intended, and shall not be deemed, to confer any rights or remedies upon any person other than the parties hereto and their respective successors and permitted assigns, to create any agreement of employment with any person or to otherwise create any third-party beneficiary hereto.

     9.5 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void, except that the Buyer and/or the Transitory Subsidiary may assign

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

this Agreement to any direct or indirect wholly owned Subsidiary of the Buyer without consent of the Company, provided that the Buyer and/or the Transitory Subsidiary, as the case may be, shall remain liable for all of its obligations under this Agreement. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

     9.6 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

     9.7 Counterparts and Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.

     9.8 Interpretation. When reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or Section of this Agreement, unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". No summary of this Agreement prepared by any party shall affect the meaning or interpretation of this Agreement.

     9.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

     9.10 Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

     9.11 WAIVER OF JURY TRIAL. EACH OF THE BUYER, THE TRANSITORY SUBSIDIARY AND THE COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT,

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

TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE BUYER, THE TRANSITORY SUBSIDIARY OR THE COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT.

     9.12 No Recourse to Officers, Directors or Stockholders of the Buyer. The liabilities and obligations of the Buyer under this Agreement shall be solely and exclusively liabilities and obligations of the Buyer and in no event shall the officers, directors or stockholders of the Buyer have any liability or obligation whatsoever under this Agreement.

                     [the next page is the signature page]

     IN WITNESS WHEREOF, the Buyer, the Transitory Subsidiary and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                          ATHENA VENTURES PARENT, INC.

                                          By:   /s/ RAYMOND V. SOZZI, JR.
                                            ------------------------------------
                                            Name: Raymond V. Sozzi
                                            Title:   President

                                          ATHENA VENTURES ACQUISITION SUB, INC.

                                          By:   /s/ RAYMOND V. SOZZI, JR.
                                            ------------------------------------
                                            Name: Raymond V. Sozzi, Jr.
                                            Title:   President

                                          STUDENT ADVANTAGE, INC.

                                          By:      /s/ SEVIM M. PERRY
                                            ------------------------------------
                                            Name: Sevim M. Perry
                                            Title:   Chief Financial Officer

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